[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                          MAIL ORDER CATALOG AGREEMENT


THIS AGREEMENT is made this 17 September 2004, between Source Direct, (hereinafter "CLIENT"), a corporation located at 2345 North Woodruff, Idaho Falls, ID 83401 and MediaCorp Worldwide, L.L.C. ("MCW") located at 6711 W.121st, Overland Park, Kansas 66209.

WHEREAS, CLIENT owns the Product known as the Simply Wow Cleaner & Stain Pen (Collectively the "Product"), and desires to have the Product marketed and sold through Mail Order Catalog(s); and

WHEREAS, MCW has the expertise and vender relationship required to present, market and sell the Product through Mail Order Catalog(s) and desires to provide such services to CLIENT; and

WHEREAS, CLIENT desires to grant MW the exclusive tights to sell the Product to Mail Order Catalog(s) within the United States;

NOW THEREFORE, the Parties hereto agree as follows:

PURPOSE. The Parties hereto desire to establish the terms of mutually beneficial working relationship for the purpose of selling the aforementioned Product through Mail Order Catalog(s).

TERM AND EXCLUSIVITY. This Agreement shall exist for a period of six (6) months commencing on the date hereof. If MCW is able to secure an order for the Product from any Mail Order Catalog(s) within the initial six-month term, this Agreement shall automatically extend for the period of two (2) years or as terminated by the catalog(s).

PROCEDURES. MCW, upon receipt of purchase orders from the catalog(s), shall issue purchase orders to CLIENT. CLIENT shall ship Product in compliance with MCW's specifications and purchase orders and shall invoice MCW.

PRICING. Unless otherwise agreed upon in writing by the Parties, MCW shall pay CLIENT the wholesale price of $XXXXX, this price may be modified upon MCW and Client's approval for each "Product" sold though catalogs. The suggested retail price is $19.95, and Client will now sell below that price. (Other vendors cannot be price controlled).

[XXXXX REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SAMPLES. Samples will be shipped upon request to buyer as directed or to MCW. Samples will be shipped at no charge and will not be returned to Client.

ARTWORK. Artwork will be provided by Client as necessary for placement with a catalog. If Client does not have the available artwork; Client will be incur the expenses (to be determines) necessary to secure the order.

ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their heirs, successors and assigns.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of Kansas. If any provision of this Agreement shall be invalid under such laws, the validity of the other shall not be affected.

ENTIRE AGREEMENT. This Agreement is separate and apart from any other arrangements that may exist between any of the Parties to this Agreement or otherwise. This Agreement cannot be changed orally, and any change, modification, or waiver must be in writing and signed by all Parties hereto. Execution of this Agreement by exchange of Facsimile copies shall constitute enforceable original documents.

By signing below, this Agreement shall be accepted and binding upon the Parties hereto.


MEDIACORP WORLDWIDE, L.L.C.            Source Direct



By: /s/ Michael Keller                 By:/s/ Deren Smith
   ------------------------------         ------------------------------
Michael Keller                            Deren Smith
Director of Operations